                                                                    EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                        ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                     36-0899825
                                                     (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS            60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                           KIMBERLY-CLARK CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                     39-0394230
          (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

          P.O. BOX 619100
          DALLAS, TEXAS                                75261-9100
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

                 (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                 POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.  LIST BELOW ALL EXHIBITS FILED
         AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.       A copy of the existing by-laws of the trustee.*

                 5.       Not Applicable.

                 6. The consent of the trustee required by Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.




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
                 8.       Not Applicable.

                 9.       Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 2nd day of February, 1998


                          THE FIRST NATIONAL BANK OF CHICAGO,
                          TRUSTEE

                          By  /s/ JOHN R. PRENDIVILLE
                                  John R. Prendiville
                                  Vice President



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).



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
                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                              October 31, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Kimberly-Clark Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By       /s/ JOHN R. PRENDIVILLE
                                                John R. Prendiville
                                                Vice President



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
                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago   Call Date: 09/30/97   ST-BK:   17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                          Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                       DOLLAR AMOUNTS IN                  C400
                                                                            THOUSANDS          RCFD       BIL MIL THOU
                                                                       ------------------      ----       ------------
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ......                               0081       4,499,15     1.a.
    b. Interest-bearing balances(2) ...............................                               0071      6,967,103     1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..                               1754              0     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                               1773      5,251,713     2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell ........................................................                               1350      5,561,976     3.
4.  Loans and lease financing receivables: a. Loans and leases,
    net of unearned income (from Schedule RC-C) ...................     RCFD 2122   24,171,565                            4.a.
    b. LESS: Allowance for loan and lease losses ..................     RCFD 3123      419,216                            4.b.
    c. LESS: Allocated transfer risk reserve ......................     RCFD 3128            0                            4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) .......................                               2125     23,752,349     4.d.
5.  Trading assets (from Schedule RD-D) ...........................                               3545      6,238,805     5.
6.  Premises and fixed assets (including capitalized leases) ......                               2145        717,303     6.
7.  Other real estate owned (from Schedule RC-M) ..................                               2150          7,187     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ................................                               2130         77,115     8.
9.  Customers' liability to this bank on acceptances outstanding ..                               2155        614,921     9.
10. Intangible assets (from Schedule RC-M) ........................                               2143        277,105     10.
11. Other assets (from Schedule RC-F) .............................                               2160      2,147,141     11.
12. Total assets (sum of items 1 through 11) ......................                               2170     56,108,875     12.

------------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago    Call Date: 09/30/97 ST-BK:  17-1630 FFIEC 31
Address:                One First National Plaza, Ste 0303                                       Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED
                                                                      DOLLAR AMOUNTS IN
                                                                          THOUSANDS                     BIL MIL THOU
                                                                    ---------------------               ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) .................................                      RCON 2200      21,496,468     13.a
       (1) Noninterest-bearing(1) .................................. RCON 6631  8,918,843                               13.a.1
       (2) Interest-bearing ........................................ RCON 6636 12,577,625                               13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II) .........................                      RCFN 2200      14,164,129     13.b.
        (1) Noninterest bearing .................................... RCFN 6631    352,399                               13.b.1
        (2) Interest-bearing ....................................... RCFN 6636    13,811,730                            13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase: .................................................                      RCFD 2800       3,894,469     14
15. a. Demand notes issued to the U.S. Treasury                                           RCON 2840          68,268     15.a
    b. Trading Liabilities(from Schedule RC-D) .....................                      RCFD 3548       5,247,232     15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less ..............                       RCFD 2332       2,608,057     16.a
    b. With a remaining maturity of more than one year through
       three years..................................................                           A547         379,893     16.b
    c.  With a remaining maturity of more than three years .........                           A548         323,042     16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.........                      RCFD 2920         614,921     18
19. Subordinated notes and debentures (2) ..........................                      RCFD 3200       1,700,000     19
20. Other liabilities (from Schedule RC-G) .........................                      RCFD 2930       1,222,121     20
21. Total liabilities (sum of items 13 through 20)..................                      RCFD 2948      51,718,600     21
22. Not applicable..................................................
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...................                      RCFD 3838               0     23
24. Common stock....................................................                      RCFD 3230         200,858     24
25. Surplus (exclude all surplus related to preferred stock)........                      RCFD 3839       2,989,408     25
26. a. Undivided profits and capital reserves.......................                      RCFD 3632       1,175,518     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ..................................................                      RCFD 8434          26,750     26.b.
27. Cumulative foreign currency translation adjustments.............                      RCFD 3284          (2,259)    27
28. Total equity capital (sum of items 23 through 27)...............                      RCFD 3210       4,390,275     28
29. Total liabilities and equity capital (sum of items 21 and 28)...                      RCFD 3300      56,108,875     29

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of
     the statement below that best describes the most
     comprehensive level of auditing work performed for                                                     NUMBER
     the bank by independent external auditors as of                                                        ------
     any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 6724   N/A      M.1

1 =  Independent audit of the bank conducted in       4 = Directors' examination of the bank
     accordance with generally accepted auditing          performed by other external auditors (may
     standards by a certified public accounting           be required by state chartering authority)
     firm which submits a report on the bank
                                                      5 = Review of the bank's financial statements
2 =  Independent audit of the bank's parent holding       by external auditors
     company conducted in accordance with generally
     accepted auditing standards by a certified       6 = Compilation of the bank's financial statements
     public accounting firm which submits a report        by external auditors
     on the consolidated holding company (but not
     on the bank separately)                          7 = Other audit procedures (excluding tax preparation
                                                          work)
3 =  Directors' examination of the bank conducted in
     accordance with generally accepted auditing      8 = No external audit work
     standards by a certified public accounting firm
     (may be required by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.




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